Exhibit 99.1

News Release

American National Insurance Company, Galveston, Texas

Contact: John J. Dunn, Jr. (409) 766-6063

For Immediate Release

American National Insurance Company Announces Filing Extension for Form 10-K

Galveston, Texas, March 1, 2017 – American National Insurance Company (Nasdaq: ANAT) (the “Company”) filed a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission today that discloses that the Company is unable to timely file its Form 10-K for the year ended December 31, 2016 (the “Form 10-K”) without unreasonable effort or expense. The Company anticipates that it will file its Form 10-K within the fifteen-day extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

Additional time is needed to complete the documentation necessary to finalize the Company’s and its auditor’s assessment of the effectiveness of the Company’s internal control over financial reporting and the audit of its consolidated financial statements for the year ended December 31, 2016.

While not related to the filing extension, the Company expects to make revisions to correct immaterial errors in its financial statements for the fiscal years ended December 31, 2015 and 2014 for inclusion in the Form 10-K that will revise the previously reported consolidated balance sheets and the consolidated statements of cash flows. The Company does not expect to modify previously disclosed net income or stockholders’ equity.

The Company expects that such Form 10-K will report that, as part of its evaluation of its internal controls over financial reporting, the Company identified certain material weaknesses in its internal control over financial reporting relating to (i) the measurement of deferred income tax amounts and (ii) the reporting of collateral posted by our equity option derivatives counterparties. Although none are expected at this time, as the Company and its auditors finalize the audit process, additional adjustments and/or weaknesses could be identified. The Company is committed to remediating these material weaknesses in a timely manner. While the Company believes that progress has been made in enhancing internal controls as of December 31, 2016 and in the period since, the material weaknesses have not been fully remediated due to insufficient time to fully assess the design and operating effectiveness of the related new controls.

About American National Insurance Company

American National Insurance Company, headquartered in Galveston, Texas, was founded in 1905 and is licensed to conduct the business of insurance in all states except New York. American National has been assigned an ‘A’ rating by A.M. Best Company and an ‘A’ rating by Standard & Poor’s, both of which are nationally recognized rating agencies.

American National is also a family of companies that has, on a consolidated GAAP basis, $24.5 billion in assets, $19.8 billion in liabilities and $4.7 billion in stockholders’ equity. American National and its subsidiaries offer a broad line of products and services, which include life insurance, annuities, health insurance, credit insurance, pension products and property and casualty insurance for personal lines, agribusiness, and targeted commercial exposures. The American National companies operate in all 50 states. Major insurance subsidiaries include American National Life Insurance Company of Texas, American National Life Insurance Company of New York, American National Property and Casualty Company, Garden State Life Insurance Company, Standard Life and Accident Insurance Company, Farm Family Life Insurance Company, Farm Family Casualty Insurance Company and United Farm Family Insurance Company.

For more information, including company news and investor relations information, visit the Company’s web site at www.AmericanNational.com.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “believes,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. Forward-looking statements are subject to various known and unknown risks and uncertainties, and the Company cautions you that any forward-looking information provided by it or on its behalf is not a guarantee of future events or performance. There are a number of factors, risks and uncertainties that could cause actual results or future events to differ, possibly materially, from the expectations reflected in these forward-looking statements, some of which are beyond our control, including, but not limited to, any further delay in the filing of the Form 10-K; the suspension of our eligibility to use Form S-3 registration statements until we have timely filed our SEC periodic reports for a period of 12 months, which may increase the time and resources we need to expend if we choose to access the public capital markets; the impact on any previously issued financial statements; additional uncertainties related to accounting issues generally and those uncertainties and risk factors detailed from time to time in reports filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent reports on Form 10-Q. Any forward-looking statements in this document speak only as of the date of this document, and we undertake no obligation to update any such statements to reflect any change, except as may be required by law.